Exhibit 99.2

Jaguar Health Announces Amendment to March 2020 Equity
Purchase Agreement with Oasis Capital, LLC

Stock purchase price under the agreement increases to $3.00 per share

SAN FRANCISCO, CA / April 8, 2021 / Jaguar Health, Inc. (NASDAQ: JAGX) today announced that Jaguar has entered into an amendment (the “Amendment”) to the March 24, 2020 equity purchase agreement (the “Equity Purchase Agreement”) with Oasis Capital, LLC (“Oasis Capital”). As previously announced, Oasis is committed to purchasing up to an aggregate of $2.0 million of Jaguar common stock over the 36-month term of the Equity Purchase Agreement. Per the terms of the Amendment, the purchase price for each share of Jaguar common stock purchased by Oasis Capital under the Equity Purchase Agreement will increase from $0.436 to $3.00.

“We are very happy to have entered into this Amendment with Oasis,” said Lisa Conte, Jaguar's president and CEO, “with an increased share purchase price that is reflective of the recent performance of the Company’s stock. This established equity line provides the Company with access to proceeds as may be needed for working capital and general corporate purposes as we continue to work to become a sustainable, cash flow positive commercial business supported primarily by sales of Mytesi®.”

In consideration for Oasis Capital’s entry into the Amendment, the Company shall issue to Oasis Capital a common stock purchase warrant to purchase 100,000 shares of the Company’s common stock, par value $0.0001 per share, with a per share exercise price equal to the Minimum Price (as defined under Nasdaq Listing Rules) of the Company’s common stock as of the date of the Amendment.

About Jaguar Health, Inc. and Napo Pharmaceuticals, Inc.

Jaguar Health, Inc. is a commercial stage pharmaceuticals company focused on developing novel, plant-based, non-opioid, and sustainably derived prescription medicines for people and animals with GI distress, specifically chronic, debilitating diarrhea. Our wholly owned subsidiary, Napo Pharmaceuticals, Inc., focuses on developing and commercializing proprietary plant-based human gastrointestinal pharmaceuticals from plants harvested responsibly from rainforest areas. Our Mytesi® (crofelemer) product is approved by the U.S. FDA for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy and the only oral plant-based prescription medicine approved under FDA Botanical Guidance.

For more information about Jaguar, please visit https://jaguar.health. For more information about Napo, visit www.napopharma.com.

About Mytesi®

Mytesi (crofelemer) is an antidiarrheal indicated for the symptomatic relief of noninfectious diarrhea in adult patients with HIV/AIDS on antiretroviral therapy (ART). Mytesi is not indicated for the treatment of infectious diarrhea. Rule out infectious etiologies of diarrhea before starting Mytesi. If infectious etiologies are not considered, there is a risk that patients with infectious etiologies will not receive the appropriate therapy and their disease may worsen. In clinical studies, the most common adverse reactions occurring at a rate greater than placebo were upper respiratory tract infection (5.7%), bronchitis (3.9%), cough (3.5%), flatulence (3.1%), and increased bilirubin (3.1%).

See full Prescribing Information at Mytesi.com. Crofelemer, the active ingredient in Mytesi, is a botanical (plant-based) drug extracted and purified from the red bark sap of the medicinal Croton lechleri tree in the Amazon Rainforest. Napo has established a sustainable harvesting program for crofelemer to ensure a high degree of quality and ecological integrity.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Source: Jaguar Health, Inc.

/s/ Peter Hodge

Contact:

Peter Hodge

Jaguar Health, Inc.

phodge@jaguar.health

Jaguar-JAGX